UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

DATE OF REPORT: FEBRUARY 12, 2007

NALCO HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32342	16-1701300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1601 W. Diehl Rd.
Naperville, IL 60563

630-305-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

The following information is based on our preliminary unaudited results for the three months and year ended December 31, 2006, which are derived from preliminary internal financial reports, and as a result is subject to completion of our normal quarterly closing procedures.

Nalco Holding Company (the ‘‘Company’’) announced that its 2006 sales grew 8.8 percent to $3.6 billion, up from $3.3 billion in 2005. Net income increased 107 percent to $98.9 million, with diluted earnings per share doubling to 67 cents from the year-earlier 33 cents.

Earnings include after-tax charges of $24.8 million for business process optimization, reimbursed benefit plan contributions and unusual charges versus $22.9 million for the same items in 2005.

Energy Services led Nalco’s performance throughout the year, contributing 15.7 percent organic growth.

In addition to Energy Services, Nalco grew strongly in emerging geographies that include Brazil, Russia, India, and China, as well as in key technologies that include membrane performance enhancers and 3D TRASAR® cooling water stress management systems. Overall, Industrial and Institutional Services sales were up 6.4 percent organically, with Paper Services up 2.2 percent organically. Total Company organic sales increased 7.8 percent, with price accounting for just over half of this improvement. Purchased material and freight costs continued to increase in the fourth quarter.

Although the Company believes that the most rapid cost increases are behind it, it continued to face cost pressures through the fourth quarter and expects somewhat higher year-on-year costs in 2007.

Cost savings achieved during the fourth quarter were $35 million, bringing the full-year total to $71 million. For the year, these results fell modestly short of Nalco’s annual objective of $75 million in cost savings.

All of Nalco’s segments expanded direct contribution margins from the hurricane-impacted 2005 fourth quarter. Only the Industrial and Institutional Services (I&IS) business, which benefits most heavily from summer cooling water business, did not also deliver a sequential margin increase.

Fourth Quarter Results

Fourth quarter revenues increased 9.6 percent to $946.8 million from prior-year period results of $863.6 million. Organic growth was 6.6 percent with the other 3.0 percent resulting from positive currency fluctuations. Net income increased 50.4 percent to $37.9 million, or 26 cents per diluted share.

The fourth quarter was strong compared to the same period in 2005 due in part to the hurricane impacts on 2005.

During the quarter, organic sales increased 11.6 percent in Energy Services, 5.8 percent in I&IS and 2.0 percent in Paper Services. Total company organic sales were up 6.6 percent. Administrative cost increases resulted from higher variable incentive and benefit expenses compared to the year-ago period.

Further tax improvement contributed to Nalco’s performance in the year and in the quarter. The quarterly effective tax rate of 33.4 percent brought the full-year rate down to 35.5 percent. In 2005, Nalco’s effective tax rate was 44.7 percent.

Fourth quarter earnings include after-tax charges of $6.9 million for business process optimization, reimbursed benefit plan contributions and unusual charges versus $3.6 million for the same items in the fourth quarter of 2005.

Covenant Compliance

Certain covenants in our senior credit agreement are tied to ratios based on Adjusted EBITDA. If we were to breach one of these covenants, the result could be a default under that agreement, in which case the lenders could elect to declare all amounts borrowed due and payable. Any such acceleration would also result in a default under our indentures. Additionally, under our debt agreements, our ability to engage in activities such as incurring additional indebtedness, making investments and paying dividends is also tied to ratios based on Adjusted EBITDA.

Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments permitted in calculating covenant compliance under the indentures and our senior credit agreement. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors to demonstrate compliance with our financing covenants.

Adjusted EBITDA is calculated as follows:

	Three Months ended December 31, 2006	Three Months ended December 31, 2005	Year ended December 31, 2006	Year ended December 31, 2005
Net earnings	$37.9	$25.2	$98.9	$47.8
Income tax provision	20.4	18.6	58.9	43.3
Interest expense, net of interest income	66.0	63.1	262.9	249.6
Depreciation	33.5	33.3	131.0	133.3
Amortization	17.7	20.2	70.1	81.6
EBITDA	175.5	160.4	621.8	555.6
Business optimization expenses	0.9	4.3	9.5	25.6
Asset write-offs	1.1	(2.1)	2.5	2.8
Profit sharing expense funded by Suez	4.8	0.6	17.2	5.5
Franchise taxes	0.1	(0.5)	2.5	1.4
Non-cash rent expense	(1.8)	(1.8)	1.6	1.6
Non-wholly owned entities	2.7	0.6	5.8	2.2
Loss (gain) on sale, net of expenses	3.7	0.4	6.0	4.1
Pension settlements/curtailments	1.3	0.5	1.7	0.5
Other unusual charges	4.7	0.6	11.5	3.7
Adjusted EBITDA	$193.0	$163.0	$680.1	$603.0

The information herein includes forward-looking statements, reflecting current analysis and expectations, based on what are believed to be reasonable assumptions. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on many factors, including, without limitation: ability to generate cash, ability to raise capital, ability to refinance, the result of the pursuit of strategic alternatives, ability to execute work process redesign and reduce costs, ability to execute price increases, business climate, business performance, economic and competitive uncertainties, higher manufacturing costs, reduced level of customer orders, changes in strategies, risks in developing new products and technologies, environmental and safety regulations and clean-up costs, foreign exchange rates, the impact of changes in the regulation or value of pension fund assets and liabilities, changes in generally accepted accounting principles, adverse legal and regulatory developments, including increases in the number or financial exposures of claims, lawsuits, settlements or judgments, or the inability to eliminate or reduce such financial exposures by collecting indemnity payments from insurers, the impact of increased accruals and reserves for such exposures, weather-related factors, and adverse changes in economic and political climates around the world, including terrorism and international hostilities, and other risk factors identified by the Company. Accordingly, there can be no assurance that the Company will meet future results, performance or achievements expressed or implied by such forward-looking statements. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the Company does not intend to update.

Nalco Holding Company and Subsidiaries
Condensed Consolidated Balance Sheets
(dollars in millions)

	(Unaudited) December 31, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$37.3	$30.8
Accounts receivable, less allowances of $19.0 in 2006 and $16.6 in 2005	695.3	622.3
Inventories:
Finished products	264.5	242.6
Materials and work in process	76.2	70.6
	340.7	313.2
Prepaid expenses, taxes and other current assets	94.1	83.1
Total current assets	1,167.4	1,049.4
Property, plant, and equipment, net	743.4	755.3
Intangible assets:
Goodwill	2,299.9	2,196.7
Other intangibles, net	1,169.5	1,227.5
Other assets	276.3	323.5
Total assets	$5,656.5	$5,552.4
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$288.2	$285.4
Short-term debt	150.2	22.6
Other current liabilities	281.0	235.2
Total current liabilities	719.4	543.2
Other liabilities:
Long-term debt	3,038.6	3,244.2
Deferred income taxes	314.3	353.0
Accrued pension benefits	430.7	416.4
Other liabilities	250.0	278.9
Minority interest	12.6	11.2
Shareholders’ equity	890.9	705.5
Total liabilities and shareholders’ equity	$5,656.5	$5,552.4

Nalco Holding Company and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
(dollars in millions, except per share amounts)

	Three Months ended December 31, 2006	Three Months ended December 31, 2005	Year ended December 31, 2006	Year ended December 31, 2005
Net sales	$946.8	$863.6	$3,602.6	$3,312.4
Operating costs and expenses:
Cost of product sold	507.5	481.2	1,976.5	1,832.2
Selling, administrative, and research expenses	289.9	256.4	1,113.5	1,029.7
Amortization of intangible assets	17.7	20.2	70.1	81.6
Business optimization expenses	0.9	4.3	9.5	25.6
Total operating costs and expenses	816.0	762.1	3,169.6	2,969.1
Operating earnings	130.8	101.5	433.0	343.3
Other income (expense), net	(3.8)	6.7	(4.4)	3.1
Interest income	2.7	2.2	9.1	8.4
Interest expense	(68.7)	(65.3)	(272.0)	(258.0)
Earnings before income taxes and minority interests	61.0	45.1	165.7	96.8
Income tax provision	20.4	18.6	58.9	43.3
Minority interests	(2.7)	(1.3)	(7.9)	(5.7)
Net earnings	$37.9	$25.2	$98.9	$47.8
Net earnings per share:
Basic	$0.26	$0.18	$0.69	$0.34
Diluted	$0.26	$0.17	$0.67	$0.33
Weighted-average shares outstanding (millions):
Basic	143.0	141.8	143.0	141.7
Diluted	147.0	146.6	146.7	146.6

Nalco Holding Company and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(dollars in millions)

	Year ended December 31, 2006	Year ended December 31, 2005
Operating activities
Net earnings	$98.9	$47.8
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	131.0	133.3
Amortization	70.1	81.6
Amortization of deferred financing costs and accretion of senior discount notes	43.5	40.2
Other, net	(6.8)	7.7
Changes in operating assets and liabilities	(51.9)	(110.7)
Net cash provided by operating activities	284.8	199.9
Investing activities
Purchase price adjustment on acquisition of Ondeo Nalco Group	—	(3.2)
Additions to property, plant, and equipment, net	(93.4)	(74.6)
Other investing activities	(6.2)	1.9
Net cash used for investing activities	(99.6)	(75.9)
Financing activities
Changes in short-term debt, net	30.8	2.9
Proceeds from long-term debt	—	24.3
Repayments of long-term debt	(205.6)	(145.8)
Other	(4.8)	(7.3)
Net cash used for financing activities	(179.6)	(125.9)
Effect of exchange rate changes on cash and cash equivalents	0.9	(0.6)
Increase (decrease) in cash and cash equivalents	6.5	(2.5)
Cash and cash equivalents at beginning of period	30.8	33.3
Cash and cash equivalents at end of period	$37.3	$30.8

Nalco Holding Company and Subsidiaries
Segment Information
(Unaudited)
(dollars in millions)

Net sales by reportable segment were as follows:

	Three Months ended December 31, 2006	Three Months ended December 31, 2005	Year ended December 31, 2006	Year ended December 31, 2005
Industrial and Institutional Services	$419.0	$384.1	$1,593.1	$1,482.1
Energy Services	279.5	244.2	1,052.2	899.7
Paper Services	186.6	178.0	721.6	698.1
Other	61.7	57.3	235.7	232.5
Net sales	$946.8	$863.6	$3,602.6	$3,312.4

The following table presents direct contribution by reportable segment and reconciles the total segment direct contribution to earnings before income taxes and minority interests:

	Three Months ended December 31, 2006	Three Months ended December31, 2005	Year ended December 31, 2006	Year ended December 31, 2005
Segment direct contribution:
Industrial and Institutional Services	$97.3	$86.6	$360.9	$322.5
Energy Services	62.9	47.5	224.1	173.0
Paper Services	32.6	29.7	113.8	118.0
Other*	(5.7)	(17.6)	(55.2)	(65.9)
Capital charge elimination	19.6	19.9	77.1	79.1
Total segment direct contribution	206.7	166.1	720.7	626.7
Expenses not allocated to segments:
Administrative expenses	57.3	40.1	208.1	176.2
Amortization of intangible assets	17.7	20.2	70.1	81.6
Business optimization expenses	0.9	4.3	9.5	25.6
Operating earnings	130.8	101.5	433.0	343.3
Other income (expense), net	(3.8)	6.7	(4.4)	3.1
Interest income	2.7	2.2	9.1	8.4
Interest expense	(68.7)	(65.3)	(272.0)	(258.0)
Earnings before income taxes and minority interests	$61.0	$45.1	$165.7	$96.8

*	Includes certain costs not allocated to segments, but deducted in arriving at direct contribution.

Nalco Holding Company and Subsidiaries
Earnings Per Share and Share Base
(Unaudited)
(dollars in millions, except per share data)

	Three Months ended December 31, 2006		Three Months ended December 31, 2005
	Actual	Per Share*	Actual	Per Share*
Net earnings	$37.9	$0.26	$25.2	$0.17
Net earnings was reduced by the following items (after tax):
Business optimization expenses	$0.6	$—	$2.8	$0.02
Profit sharing expense funded by Suez	3.2	0.02	0.4	—
Other unusual charges	3.1	0.02	0.4	—
	$6.9		$3.6

Net earnings was reduced by the following items (before tax):
Business optimization expenses	$0.9	$0.01	$4.3	$0.03
Profit sharing expense funded by Suez	4.8	0.03	0.6	—
Other unusual charges	4.7	0.03	0.6	—
	$10.4		$5.5
Weighted-average of shares outstanding (millions):
Basic	143.0		141.8
Diluted	147.0		146.6

*	Diluted

Nalco Holding Company and Subsidiaries
Earnings Per Share and Share Base
(Unaudited)
(dollars in millions, except per share data)

	Year ended December 31, 2006		Year ended December 31, 2005
	Actual	Per Share*	Actual	Per Share*
Net earnings	$98.9	$0.67	$47.8	$0.33
Net earnings was reduced by the following items (after tax):
Business optimization expenses	$6.1	$0.04	$17.1	$0.12
Profit sharing expense funded by Suez	11.2	0.08	3.4	0.02
Other unusual charges	7.5	0.05	2.4	0.02
	$24.8		$22.9
Net earnings was reduced by the following items (before tax):
Business optimization expenses	$9.5	$0.06	$25.6	$0.17
Profit sharing expense funded by Suez	17.2	0.12	5.5	0.04
Other unusual charges	11.5	0.08	3.7	0.03
	$38.2		$34.8
Weighted-average of shares outstanding (millions):
Basic	143.0			141.7
Diluted	146.7			146.6

*	Diluted

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

NALCO HOLDING COMPANY
/s/ Stephen N. Landsman Secretary

Date: February 12, 2007